                                                                   EXHIBIT 10.31


                 MANUFACTURER'S SALES REPRESENTATIVE AGREEMENT


         This Agreement is dated as of December 8, 1994 between SCM Microsystems, Inc., with an office located at 131 Albright Way, Los Gatos, CA 59030 (hereinafter called the "Manufacturer"), and the undersigned, AGM, with an office located at 15505 Quail Run Drive, North Potomac, MD 20878 (hereinafter called the "Representative").

         NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto, Manufacturer and Representative agree as follows:

1.       Appointment and Territory.

         Subject to the terms and conditions hereafter set forth, Manufacturer hereby appoints and grants to Representative the exclusive and nonassignable right to sell all products of Manufacturer described in Exhibit A hereto (hereinafter called the "Products") in the geographic territory described in Exhibit A hereto (hereinafter called the "Territory") and Representative hereby accepts such appointment.

2.       Obligations of Representative and Manufacturer.

         A. As Manufacturer's exclusive sales representative for the Products in the Territory, Representative shall:

                 1. Actively and fully promote the Products, identify potential customers in the Territory and exploit, expand and cover existing and potential customers in the Territory on a regular basis, consistent with good business practice, and bear all costs and expenses incurred by Representative in connection therewith;

                 2. Cooperate with and assist Manufacturer in all advertising and merchandising campaigns initiated by Manufacturer with respect to the Products; provided, however, that the costs and expenses of such campaigns initiated by Manufacturer shall be borne by Manufacturer;

                 3. Employ such sales personnel on such compensation terms (payable by Representative) and on such other terms and conditions as Representative may deem appropriate to market and sell the Products in the Territory and otherwise carry out its obligations under this Agreement; provided, however, Representative, in so employing such sales personnel, shall act individually and not as an agent for Manufacturer, and such sales personnel shall for all purposes be employees of Representative and not Manufacturer;

                 4. When requested by Manufacturer, travel to the main office of Manufacturer in Los Gatos, California, or any other location deemed appropriate by Manufacturer to report to and consult with Manufacturer and to acquaint itself with the Products and all phases of Manufacturer's sales and manufacturing capabilities; and

                 5. Immediately notify Manufacturer in the event Manufacturer introduces a new Product that may be competitive with other products that Representative markets or sells for other manufacturers.

         B. Manufacturer shall assist Representative with Representative's performance of its obligations under this Agreement by:

                 1. Furnishing Representative, without charge, reasonable amounts of promotional sales and technical information and other literature and brochures representing the Products, and, with respect to new Products, endeavoring to provide such information in advance of initial production or sale of such Products;

                 2.       Providing reasonable sales and service assistance;

                 3. Furnishing Representative with current price lists and schedules; and

                 4. Endeavoring to keep Representative fully informed of all changes in the Products.

3.       Commissions; Collection of Accounts.

         A. Manufacturer shall pay Representative commissions on sales made to Representative's customers in the Territory in accordance with the Commission Schedule set forth on Exhibit A hereto. Direct customers of Manufacturer which are identified on Exhibit A hereto as being a "House Account" shall under no circumstances be deemed customer of Representative for purposes of this Agreement notwithstanding that such "House Account" customers may be located in the Territory. Representative's commission shall be computed on the net invoice price (i.e., the gross price less customary charges for such items a taxes, freight and trade discounts) of the Products as billed to Representative's customers by Manufacturer and shall be payable by Manufacturer. Commission amounts will be paid to the Representative after the customer's invoice has been paid.

         B. Manufacturer shall provide Representative with copies of all invoices sent to Representative's customers in the Territory. All Products for which sales orders are accepted by Manufacturer shall be billed and shipped directly to Representative's customers by Manufacturer and all payments by such customers shall be made directly to Manufacturer. Manufacturer shall be responsible for all collections from Representative's customers and, unless otherwise agreed by Manufacturer and Representative in writing, Representative shall have no authority to make any such collections; provided, however, upon request by Manufacturer, Representative shall assist Manufacturer in collecting overdue accounts. Manufacturer has the sole authority and discretion to collect, compromise and settle the accounts of all customers of Representative. Nevertheless, Manufacturer shall exercise reasonable diligence to collect the full invoice amount for all Products sold by Representative to its customers in the Territory.

4.       Commission Charge-Back

         Manufacturer shall have the right to charge back to Representative's commission account:

         A. In the event of any refund or credit to the account of any customer of Representative because of rejection or return by such customer of any Products, the amount which represents the commission previously paid to Representative or credited to Representative's commission account in respect of such refunded or credited amount;

         B. In the event final settlement of an account of a customer of Representative is made on less than a full payment basis or in the event an account of any such customer is charged off in whole or in part by Manufacturer, the amount which represents the commission previously paid to Representative or credited to Representative's commission account in respect of the uncollected portion of such customer's account resulting from such final settlement or charge-off; and

         C. In the event Representative assumes responsibility for an existing account which was previously the responsibility of another sales representative of Manufacturer or which previously was a House Account, all commission charge-backs of the nature described in Clauses 4A an B above made on or after 60 days after Representative assumes responsibility for such account notwithstanding that Representative may not have earned any commissions with respect to such account at the time of such charge-back.

5.       Prices and Terms.

         Representative shall conduct its business as an independent sales representative and shall have no authority to bind Manufacturer. All sales orders, including, without limitation, the prices and terms thereof, shall be subject to the final approval of and acceptance by Manufacturer.
Representative acknowledges that the price lists and schedules for the Products and the prices and terms of all sales orders constitute confidential information of Manufacturer, and Representative shall not disclose any of such information to any other person except as may be necessary to enable Representative to perform its obligations under this Agreement.

6.       Termination.

         A. This Agreement shall be effective as of the date first written above and may be terminated at any time by either party hereto upon thirty (30) days' prior written notice to the other party at the address for such party set forth in the opening paragraph of this Agreement, or such other address as such party shall designate in writing to the other party. Each notice under this Agreement shall be sent certified U.S. mail, return receipt requested, postage prepaid and shall be effective upon the earlier of receipt or three (3) days after the mailing thereof.

         B. Representative shall be entitled to a commission in accordance with the provisions of this Agreement on all sales orders which are transmitted to and accepted by Manufacturer prior to the effective date of termination of the Agreement; provided, however, that under no circumstances shall

Representative be entitled to commissions on any shipments made by Manufacturer with respect to such sale orders more than thirty (30) days after the effective date of termination of this Agreement.

7.       Indemnification.

         A. Manufacturer shall have sole responsibility for the design, development, and performance of the Products and the protection of its trade name.

         B. Manufacturer agrees to indemnify and hold Representative harmless from, and to pay all losses, costs, or expenses which Representative may have to incur on account of, any infringement of patents, trademarks, trade names or copyrights resulting from sales of the Products.

8.       Entire Agreement.

         This Agreement supersedes all prior agreements between the parties hereto relating to the subject matter hereof and all such prior agreements are declared to be null and void and without further force or effect. This Agreement constitutes the entire agreement between Manufacturer and Representative and there are no oral or other agreements, arrangements, representations, or understandings between Manufacturer or Representative. This Agreement may not be amended or modified except by an instrument in writing duly signed by both parties hereto.

9.       Miscellaneous.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         In WITNESS WHEREOF, Representative has hereunto affixed his/her signature and an authorized officer of Manufacturer has hereunto affixed his/her signature, both as of the day and year first above written.

                                               MANUFACTURER:

                                               SCM MICROSYSTEMS, INC.



s/signature                                    By:  s/Michael Hunter
-----------------------------                     -----------------------------
Witness                                        Name:  Michael Hunter
                                               Title:  Vice President of Sales
                                                    ---------------------------



                                               REPRESENTATIVE:



s/signature                                    AGM
-----------------------------                  --------------------------------
Witness                                        Name:  s/signature
                                                    ---------------------------

                                   EXHIBIT A


A.       The Products

                 All SCM Microsystems Brand Products


B.       The Territory:                            State                             Zip-Code
                                                   DC                                20000-20500
                                                   DE                                19700-19900
                                                   MD                                20600-21900
                                                   NJ                                08000-08700
                                                   PA                                16800-19600
                                                   VA                                22000-24500

C.       The Commission Schedule:





                                 [*]



* CERTAIN CONFIDENTIAL INFORMATION ON THIS
  PAGE HAS BEEN OMITTED AND FILED SEPARATELY
  WITH THE SECURITIES AND EXCHANGE COMMISSION.